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                                                                  EXHIBIT 10.12
                                                                      EXECUTION


                   AMENDED AND RESTATED BCC SECURITY AGREEMENT


        THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "AGREEMENT") is dated as of December 17, 1997 and entered into by and between BENEDEK COMMUNICATIONS CORPORATION, a Delaware corporation ("GRANTOR"), and BANKERS TRUST COMPANY ("BANKERS"), as agent for and representative of (in such capacity herein called "AGENT") Secured Parties referred to below.


                             PRELIMINARY STATEMENTS

        A. Benedek Broadcasting Corporation, a Delaware corporation ("COMPANY"), and Grantor have entered into an Amended and Restated Credit Agreement dated as of December 17, 1997 (said Amended and Restated Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "AMENDED CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Grantor, Company, the financial institutions listed therein as Lenders, and Bankers, as Agent, which Amended Credit Agreement amends and restates that certain Credit Agreement, dated as of June 6, 1996 (said Amended and Restated Credit Agreement, as heretofore amended, supplemented or otherwise modified, being the "EXISTING CREDIT AGREEMENT"), with the financial institutions listed therein, Pearl Street L.P., as Arranging Agent, Goldman, Sachs & Co., as Syndication Agent, and Canadian Imperial Bank of Commerce, New York Agency ("CIBC"), as Administrative Agent and Collateral Agent, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Amended Credit Agreement, to, among other things, convert and continue certain credit facilities, including the Term Loans initially extended as AXELs to Company pursuant to the Existing Credit Agreement.

        B. Company has entered into that certain Indenture, dated as of March 1, 1995 (said Indenture, as amended, supplemented, or otherwise modified from time to time, being the "EXISTING SENIOR NOTE INDENTURE"), with Benedek Broadcasting Company, L.L.C., a Delaware limited liability company and subsidiary of Company, and The Bank of New York, as trustee, pursuant to which Company has issued $135,000,000 aggregate principal amount of 11-7/8% Senior Secured Notes due 2005 (the "EXISTING SENIOR NOTES").

        C. Company may heretofore have entered into and may from time to time hereafter enter into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with or one or more Lenders or Affiliates of Lenders (in such capacity, collectively, "INTEREST RATE EXCHANGERS") in accordance with the terms of the Amended Credit Agreement.











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        D. Grantor has executed and delivered that certain Guaranty, dated as of
December 17, 1997 (said Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "AMENDED BCC GUARANTY"), in favor of Agent for the benefit of (i) Agent and Lenders, (ii) the holders of the Existing Senior Notes and (iii) any Interest Rate Exchangers (each of Agent, Lenders and Interest Rate Exchangers is hereinafter referred to as a "SECURED PARTY" and collectively, as "SECURED PARTIES"), pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Amended Credit Agreement, the Notes and the other Loan Documents, under the Existing Senior Note Indenture and the Existing Senior Notes, and under the Lender Interest Rate Agreements (including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof) and which amends that certain BCC Guaranty, executed by Grantor, dated as of June 6, 1996 (the "EXISTING BCC GUARANTY") in favor of CIBC, as agent of and representative for Beneficiaries (as defined in the Existing BCC Guaranty).

        E. The obligations of Grantor under the Existing BCC Guaranty with respect to Company's obligations under the Existing Credit Agreement, the Notes (as defined in the Existing Credit Agreement) and other Loan Documents (as defined in the Existing Credit Agreement) have been secured by security interests granted pursuant to that certain BCC Security Agreement dated as of June 6, 1996 (the "EXISTING BCC SECURITY AGREEMENT") in favor of CIBC, in its capacity as agent for and representative of Secured Parties (as defined in the Existing BCC Security Agreement).

        F. It is a condition precedent to the execution and delivery of the Amended Credit Agreement by Lenders that Grantor secure its obligations under the Amended BCC Guaranty with respect to Company's obligations under the Amended Credit Agreement, the Notes and other Loan Documents and under the Lender Interest Rate Agreements by executing and delivering this Agreement amending and restating the Existing BCC Security Agreement in its entirety as provided herein. It is specifically intended that this Agreement not secure Grantor's obligations under the Guaranty with respect to Company's obligations under the Existing Senior Notes or Existing Senior Note Indenture.

        G. Grantor desires to amend and restate the Existing BCC Security Agreement in order to confirm the continuation of, and to assign and grant security interests in all of the Collateral (as hereinafter defined) in favor of Agent, on behalf of the Secured Parties, as security for Grantor's performance of its obligations under the Amended BCC Guaranty with respect to the Company's obligations under the Amended Credit Agreement, the Notes and the other Loan Documents and under the Lender Interest Rate Agreements.

        NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to convert and continue the Loans initially made pursuant to the Existing Credit Agreement and to make other extensions of credit in each case under the Amended Credit Agreement and to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Agent as follows:



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SECTION 1.  GRANT OF SECURITY.

        Grantor hereby assigns to Agent, and hereby grants to Agent a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

               (a) all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "EQUIPMENT");

               (b) all inventory in all of its forms (including, but not limited to, (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (iii) all goods in which Grantor had an interest in mass or a joint or other interest or right of any kind, and
        (iv) all goods which are returned to or repossessed by Grantor) and all accessions thereto and products thereof (all such inventory, accessions and products being the "INVENTORY") and all negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

               (c) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, general intangibles or other obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

               (d) all agreements and contracts to which Grantor is a party, as each such agreement may be amended, supplemented or otherwise modified from time to time (said agreements, as so amended, supplemented or otherwise modified, being referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"), including without limitation (i) all rights of Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;



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               (e) all deposit accounts of Grantor, including without
        limitation, the Collateral Account;

               (f) all trademarks, tradenames, tradesecrets, business names, patents, patent applications, licenses, copyrights, registrations and franchise rights, and all goodwill associated with any of the foregoing;

               (g) to the extent not included in any other paragraph of this
        Section 1, all other general intangibles (including without limitation tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

               (h) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

               (i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

               (j) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

        The foregoing assignment and grant of security interest confirms the assignment and grant of a first priority interest in the Collateral pledged and granted pursuant to the Existing BCC Security Agreement and continues in all respects the assignment and grant in the Existing BCC Security Agreement with respect to the Collateral without in any way causing an interruption in the continuity from such original assignment, pledge and grant.


SECTION 2.  SECURITY FOR OBLIGATIONS.

        This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 'SS'362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Guaranty (and all extensions or renewals thereof) with respect to the obligations of



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Company under the Amended Credit Agreement, the Notes and the other Loan
Documents and under the Lender Interest Rate Agreements (it being understood that the Grantor's obligation under the Amended Credit Agreement and the other Loan Documents do not include any obligation with respect to excluding Grantor's obligations under the Guaranty with respect to Company's obligations under the Existing Senior Notes and the Existing Senior Note Indenture), whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Agent or any Secured Party as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor being the "SECURED OBLIGATIONS").

SECTION 3.  GRANTOR REMAINS LIABLE.

        Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Agent shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Agent be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.


SECTION 4.  REPRESENTATIONS AND WARRANTIES.

        Grantor represents and warrants as follows:

               (a) OWNERSHIP OF COLLATERAL. Except for the security interest created by this Agreement, Grantor owns, or with respect to Collateral acquired after the date hereof will own, the Collateral free and clear of any Lien except as permitted by the Amended Credit Agreement.

               (b) LOCATION OF EQUIPMENT AND INVENTORY. All of the Equipment and Inventory is, as of the date hereof, located at places specified in
        Schedule I annexed hereto.




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               (c) OFFICE LOCATIONS; OTHER NAMES. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at [Stewart Square, Suite 210, 308 West State Street, Rockford, Illinois 61107]. Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name).

               (d) DELIVERY OF CERTAIN COLLATERAL. All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Agent duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

               (e) PERFECTION. This Agreement, together with the filing of UCC financing statements describing the Collateral with the filing offices indicated on Schedule II annexed hereto, UCC-3 assignments to existing financing statements and UCC-3 amendments to existing financing statements, if any, creates a valid, perfected and, except for Liens permitted pursuant to the Amended Credit Agreement, first priority security interest in all Collateral in which a security interest may be perfected by the filing of a financing statement, securing the payment of the Secured Obligations.


SECTION 5.  FURTHER ASSURANCES.

        (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) at the request of Agent, mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Agent, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Agent, deliver and pledge to Agent hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) upon request of Agent, promptly after the acquisition by Grantor of any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such



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jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (v) within 30 days after the end of each calendar quarter, deliver to Agent copies of all such applications or other documents filed during such calendar quarter and all such certificates of title issued during such calendar quarter and, if requested by Agent, indicating the security interest created hereunder in the items of Equipment covered thereby, (vi) at any reasonable time, upon request by Agent, exhibit the Collateral to and allow inspection of the Collateral by Agent, or persons designated by Agent, and (vii) at Agent's request, appear in and defend any action or proceeding that may affect Grantor's title to or Agent's security interest in all or any part of the Collateral.

        (b) Grantor hereby authorizes Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

        (c) Grantor will furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.


SECTION 6.  CERTAIN COVENANTS OF GRANTOR.

        Grantor shall:

               (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

               (b) notify Agent of any change in Grantor's name, identity or corporate structure within 15 days of such change;

               (c) give Agent 30 days' prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

               (d) if Agent gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

               (e) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay



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        such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment.


SECTION 7.     SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY.

        Grantor shall:

               (a) keep the Equipment and Inventory at the places therefor specified on Schedule I annexed hereto or, upon 30 days' prior written notice to Agent, at such other places in jurisdictions where all action that may be necessary or desirable, or that Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

               (b) cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with Grantor's past practices, and shall forthwith make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Grantor shall promptly furnish to Agent a statement respecting any material loss or damage to any of the Equipment;

               (c) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, Grantor's cost therefor and (where applicable) the current list prices for the Inventory;

               (d) if any Inventory is in possession or control of any of Grantor's agents or processors and in any event upon the occurrence of an Event of Default (as defined in the Amended Credit Agreement) or the occurrence of an Early Termination Date (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement (either such occurrence being an "EVENT OF DEFAULT" for purposes of this Agreement), instruct such agent or processor to hold all such Inventory for the account of Agent and subject to the instructions of Agent; and

               (e) promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title, deliver such Negotiable Document of Title to Agent.





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SECTION 8.  INSURANCE.

        Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Amended Credit Agreement.


SECTION 9.  SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.

        (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 4 or, upon 30 days' prior written notice to Agent, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Agent to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Grantor will hold and preserve such records and chattel paper and will permit representatives of Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and Grantor agrees to render to Agent, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Agent, Grantor shall deliver to Agent complete and correct copies of each Related Contract.

        (b) Grantor shall, for not less than 5 years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

        (c) Except as otherwise provided in this subsection (c), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts and Related Contracts. In connection with such collections, Grantor may take such action as Grantor may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default and upon written notice to Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Agent, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Agent and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Agent referred



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to in the proviso to the preceding sentence, (i) all amounts and proceeds
(including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Agent hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 15, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 10.  TRANSFERS AND OTHER LIENS.

        Grantor shall not:

               (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Amended Credit Agreement; or

               (b) except for the security interest created by this Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.


SECTION 11.  AGENT APPOINTED ATTORNEY-IN-FACT.

        Grantor hereby irrevocably appoints Agent as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Agent or otherwise, from time to time in Agent's discretion to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

               (a) to obtain and adjust insurance required to be maintained by Grantor or paid to Agent pursuant to Section 8;

               (b) upon the occurrence and during the continuation of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

               (c) upon the occurrence and during the continuation of an Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

               (d) upon the occurrence and during the continuation of an Event of Default, to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent with respect to any of the Collateral;



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               (e) to pay or discharge taxes or Liens (other than Liens
        permitted under this Agreement or the Amended Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent in its sole discretion, any such payments made by Agent to become obligations of Grantor to Agent, due and payable immediately without demand;

               (f) upon the occurrence and during the continuation of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral;

               (g) upon the occurrence and during the continuation of an Event of Default, to file, or cause to be filed, to the extent permitted by law, such applications for approval and to take all other and further actions required to obtain any approvals or consents from the FCC required for the exercise of any right or remedy hereunder; and

               (h) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and Grantor's expense, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon the Collateral and Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.


SECTION 12.  AGENT MAY PERFORM.

        If Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the expenses of Agent incurred in connection therewith shall be payable by Grantor under Section 16(b).


SECTION 13.  STANDARD OF CARE.

        (a) The powers conferred on Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such



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Collateral is accorded treatment substantially equal to that which Agent accords its own property.

        (b) Neither Agent nor any Secured Party shall be liable to Grantor (i) for any loss or damage sustained by it, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of, in connection with or that is an any way related to (1) any exercise by Agent or any Secured Party of any right or remedy under this Agreement or (2) any other act of or failure to act by Agent or any Secured Party, except to the extent that the same shall be determined by a final judgment of a court of competent jurisdiction that is final and not subject to review on appeal, to be the result of acts or omissions on the part of Agent or such Secured Party constituting gross negligence or willful misconduct.

        (c) NO CLAIM MAY BE MADE BY GRANTOR AGAINST AGENT, ANY SECURED PARTY OR THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT OR DUTY IMPOSED BY LAW) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED AND RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.


SECTION 14.  REMEDIES.

        (a) If any Event of Default shall have occurred and be continuing, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Agent deems appropriate, (iv) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, and (v) without notice except as specified below, sell



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the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Agent or any Secured Party may be the purchaser of any or all of the Collateral at any such sale and Agent, as agent for and representative of Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen), Grantor shall be liable for the deficiency and the fees of any attorneys employed by Agent to collect such deficiency.

        (b) Notwithstanding anything to the contrary set forth herein, Agent, on behalf of Secured Parties, agrees that to the extent prior FCC approval is required pursuant to the Communications Act for (i) the operation and effectiveness of any grant, right or remedy hereunder or under the other Loan Documents or (ii) taking any action that may be taken by Agent hereunder or under the other Loan Documents, such grant, right, remedy or action will be subject to such prior FCC approval having been obtained by or in favor of Agent, on behalf of Secured Parties (and Grantor will use its best efforts to obtain any such approval as promptly as possible). Grantor agrees that, upon the occurrence and during the continuation of an Event of Default and at Agent's request, Grantor will, and will cause its Subsidiaries to, immediately file, or cause to be filed, such applications for approval and shall take all other further actions required by Agent to obtain such Governmental Authorizations as are necessary to transfer ownership and control to Agent on behalf of Secured Parties, or their successors or assigns, of the FCC Licenses held by it or its Subsidiaries, or its interest in any Person holding any such FCC License. To enforce the provisions of this Section 14(b), Agent is empowered to request the appointment of a receiver from any court



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of competent jurisdiction. Such receiver shall be instructed to seek from the
FCC an involuntary transfer of control of any FCC License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Grantor hereby agrees to authorize, and to cause each of its Subsidiaries to authorize, such an involuntary transfer of control upon the request of the receiver so appointed, and, if Grantor shall refuse to authorize or cause any of its Subsidiaries so to authorize the transfer, its approval may be required by the court. Upon the occurrence and during the continuation of an Event of Default, Grantor shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement or the other Loan Documents, including, without limitation, preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License or transfer of control necessary or appropriate under FCC Regulations for approval of the transfer or assignment of any portion of the Collateral, together with any FCC License or other authorization. Grantor acknowledges that the assignment or transfer of FCC Licenses is integral to the Secured Parties' realization of value for the Collateral, that there is no adequate remedy at law for failure by Grantor to comply with the provisions of this Section 14(b) and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 14(b) may be specifically enforced.

        Notwithstanding anything to the contrary contained in this Agreement or any other Loan Documents, none of Agent nor any Secured Party shall, without first obtaining the approval of the FCC, take any action pursuant to this Agreement, the Amended Credit Agreement or any other Loan Document which would constitute or result in any acquisition or transfer of ownership of Grantor or its assets, assignment of any FCC License or any change of control of Grantor or any other Person if such assignment, acquisition, transfer or change in control would require, under existing law (including FCC Regulations), the prior approval of the FCC.


SECTION 15.  APPLICATION OF PROCEEDS.

        Except as expressly provided elsewhere in this Agreement, all proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 2.4D of the Amended Credit Agreement.


SECTION 16.  INDEMNITY AND EXPENSES.

        (a) Grantor agrees to indemnify Agent and each Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or



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liabilities result from Agent's or such Secured Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

        (b) Grantor shall pay to Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Agent may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Agent hereunder, or (iii) the failure by Grantor to perform or observe any of the provisions hereof.

        (c) The obligations of Grantor under this Section 16 shall survive the termination of this Agreement and the discharge of Grantor's other obligations under this Agreement.


SECTION 17.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

        This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen) existing under or arising out of or in connection with the Amended Credit Agreement and the other Loan Documents and the cancellation or termination of the Commitments, (b) be binding upon Grantor, its successors and assigns, and
(c) inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 9.1 of the Amended Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and in each case such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen) and the cancellation or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Agent will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.


SECTION 18.  AGENT.

        (a) Agent has been appointed to act as Agent hereunder by Lenders under the Amended Credit Agreement. The Interest Rate Exchangers, by their acceptance of the benefits hereunder, hereby appoint Agent to act as Agent hereunder in accordance with the provisions of Section 8 of the Amended Credit Agreement, including without limitation the provisions of subsection 8.2 of the Amended Credit Agreement, and the Interest Rate Exchangers further hereby agree to indemnify Agent on a ratable basis in accordance with subsection 8.4 of the Amended Credit Agreement. Agent shall be obligated, and shall have



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the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Agreement and the Amended Credit Agreement.

        (b) Agent shall at all times be the same Person that is Agent under the Amended Credit Agreement. Written notice of resignation by Agent pursuant to subsection 8.5 of the Amended Credit Agreement shall also constitute notice of resignation as Agent under this Agreement; and appointment of a successor Agent pursuant to subsection 8.5 of the Amended Credit Agreement shall also constitute appointment of a successor Agent under this Agreement. Upon the acceptance of any appointment as Agent under subsection 8.5 of the Amended Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent under this Agreement, and the retiring or removed Agent under this Agreement shall promptly (i) transfer to such successor Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under this Agreement, and (ii) execute and deliver to such successor Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Agent hereunder.


SECTION 19.  AMENDMENTS; ETC.

        No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Agent may execute amendments and waivers to this Agreement if directed to do so in writing by Requisite Lenders or Supermajority Lenders as required in accordance with the terms of the Amended Credit Agreement.


SECTION 20.  NOTICES.

        Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and



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properly addressed; provided that notices to Agent shall not be effective until received. For purposes hereof the address of each party shall be as set forth under such party's name on the signature pages hereof or of the Amended Credit Agreement or such other address as shall be designated by such party in a written notice delivered to the other party hereto.


SECTION 21.  SEVERABILITY.

        In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.


SECTION 22.  HEADINGS.

        Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.


SECTION 23.  GOVERNING LAW; TERMS.

        THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Amended Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.


SECTION 24.  COUNTERPARTS.

        This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.



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        IN WITNESS WHEREOF, Grantor and Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                            BENEDEK COMMUNICATIONS
                                              CORPORATION


                                            By
                                                 -------------------------------
                                                   Ronald L. Lindwall
                                                   Senior VP-Finance, CFO
                                                   Treasurer and Secretary

                                            Notice Address:

                                            100 Park Avenue
                                            Rockford, Illinois  61101
                                            Attention:    A. Richard Benedek
                                            Telecopy: (815) 987-5335

                                            with a copy to:

                                            Shack & Siegel, P.C.
                                            530 Fifth Avenue
                                            New York, New York  10036
                                            Attention:    Paul S. Goodman, Esq.
                                            Telecopy: (212) 730-1964






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




                                            BANKERS TRUST COMPANY,
                                            as Agent


                                            By
                                                --------------------------------
                                                   Name:
                                                   Title:

                                            Notice Address:

                                            One Bankers Trust Plaza
                                            130 Liberty Plaza
                                            New York, New York  10006
                                            Attention:    Gregory Shefrin
                                            Telecopy: (212) 250-7218





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